Exhibit 99.1

Kulicke & Soffa Pte Ltd 23A Serangoon North Avenue 5 #01-01 K&S Corporate Headquarters Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H
 Kulicke & Soffa Reports Fourth Quarter and Fiscal Year 2015 Results

Singapore – November 17, 2015 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”) today announced results for its fourth quarter and fiscal year ended October 3, 2015.

Quarterly Results
	Fiscal Q4 2015	Change vs. Fiscal Q4 2014	Change vs. Fiscal Q3 2015
Net Revenue	$119.2 million	down 38.8%	down 27.6%
Gross Profit	$58.2 million	down 37.0%	down 25.0%
Gross Margin	48.9%	up 150 bps	up 180 bps
Income from Operations	$1.6 million	down 95.7%	down 90.1%
Operating Margin	1.4%	down 1790 bps	down 840 bps
Net Income	$9.8 million	down 66.6%	down 60.8%
Net Margin	8.2%	down 680 bps	down 700 bps
EPS – Diluted	$0.13	down 65.8%	down 60.6%
Jonathan Chou, Kulicke & Soffa's Chief Financial Officer and Interim Chief Executive Officer, stated, “While we exceeded our revised fourth quarter revenue guidance of $100 to $110 million and demonstrated strong operational performance, we ended the year in a challenging market environment. Considering this market softness, we drove further improvements to our operating model as well as refinements to our development initiatives which reduces our break-even point and further aligns our R&D efforts with market opportunities expected to drive the most meaningful and long-term shareholder returns.”
The Company's reported fourth quarter net income included favorable non-cash tax benefits of approximately $9.6 million, or approximately $0.13 per share, which was lower than the anticipated non-cash tax benefit of $20 million, or approximately $0.27 per share.
Fourth Quarter Fiscal 2015 Key Product Trends

•	Ball bonder equipment net revenue decreased 45.3% over the June quarter.

•	72.6% of ball bonder equipment was sold as copper capable.

•	Wedge bonder equipment net revenue increased 8.5% over the June quarter.

•	Advanced packaging mass reflow equipment net revenue increased by 0.7% over the June quarter.
Fiscal Year 2015 Financial Highlights

•	Net revenue of $536.5 million.

•	Gross margin of 48.3%.

•	Net income was $50.6 million or $0.67 per diluted share.

•	Cash, cash equivalents and investments were $498.6 million as at October 3, 2015.

•	Through fiscal year end, 6.4 million shares, equivalent to over 8% of weighted average shares outstanding, had been repurchased since the stock repurchase program’s August 2014 initiation.

First Quarter Fiscal 2016 Outlook
The Company currently expects net revenue in the first fiscal quarter of 2016 ending January 2, 2016 to be approximately $90 million to $100 million.
Looking forward, Jonathan Chou commented, “Our recent cost reduction efforts provide further enhancements to the flexibility of our established operational model which has been built on driving through-cycle performance. Tactically, our near-term growth initiatives continue to be centered on enhancing market breadth through highly-targeted product and feature releases which serve the deep-rooted core, sizeable Advanced SMT and expanding Advanced Packaging market opportunities. We are well situated to emerge from this softer demand environment a stronger, more agile and further diversified organization.”

Earnings Conference Call Details
A conference call to discuss these results will be held today, November 17, 2015, beginning at 8:00am (EST). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at investor.kns.com.
A replay will be available from approximately one hour after the completion of the call through November 24, 2015 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13623161. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa
Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor, LED and electronic assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, advanced SMT, wedge bonding and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices. (www.kns.com)

Caution Concerning Results and Forward Looking Statements
In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, the continuing transition from gold to copper wire bonding, replacement demand, our research and development efforts, our ability to identify and realize new growth opportunities and our ability to control costs. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; a substantial completion of transition from gold to copper wire bonding by the industry, volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2015 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7518
P: +31-40-272-3016
F: +1-215-784-6180
investor@kns.com

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Twelve months ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Net revenue	$119,172	$194,733	$536,471	$568,569
Cost of sales	60,955	102,373	277,379	295,015
Gross profit	58,217	92,360	259,092	273,554
Operating expenses:
Selling, general and administrative	29,944	30,774	120,084	107,077
Research and development	21,900	22,779	90,033	83,056
Amortization of intangible assets	2,851	1,330	9,883	5,318
Restructuring	1,874	(20)	1,841	1,119
Total operating expenses	56,569	54,863	221,841	196,570
Income from operations	1,648	37,497	37,251	76,984
Other income (expense):
Interest income	453	319	1,637	1,197
Interest expense	(273)	(316)	(1,183)	(1,048)
Income from operations before income taxes	1,828	37,500	37,705	77,133
Income taxes (benefit)/ expense	(7,999)	8,241	(12,934)	14,145
Net income	$9,827	$29,259	$50,639	$62,988

Net income per share:
Basic	$0.14	$0.38	$0.67	$0.82
Diluted	$0.13	$0.38	$0.67	$0.81

Weighted average shares outstanding:
Basic	72,731	76,658	75,414	76,396
Diluted	72,883	77,925	75,659	77,292

	Three months ended		Twelve months ended
Supplemental financial data:	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Depreciation and amortization	$4,994	$3,525	$18,972	$13,520
Capital expenditures	3,810	2,805	9,519	12,401
Equity-based compensation expense:
Cost of sales	89	75	393	344
Selling, general and administrative	2,738	1,982	9,127	8,906
Research and development	626	462	2,469	2,086
Total equity-based compensation expense	$3,453	$2,519	$11,989	$11,336

	As of
	October 3, 2015	September 27, 2014
Backlog of orders[1]	$52,500	$79,100
Number of employees	2,373	2,164

1.    Represents customer purchase commitments. While the Company believes these orders will proceed, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	October 3, 2015	September 27, 2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$498,614	$587,981
Short-term investments	—	9,105
Accounts and notes receivable, net of allowance for doubtful accounts of $621 and $143 respectively	108,596	171,530
Inventories, net	79,096	49,694
Prepaid expenses and other current assets	16,937	15,090
Deferred income taxes	4,126	4,291
TOTAL CURRENT ASSETS	707,369	837,691

Property, plant and equipment, net	53,234	52,755
Goodwill	81,272	41,546
Intangible assets	57,471	5,891
Other assets	5,120	6,565
TOTAL ASSETS	$904,466	$944,448

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$25,521	$35,132
Accrued expenses and other current liabilities	45,971	43,731
Income taxes payable	2,442	2,488
TOTAL CURRENT LIABILITIES	73,934	81,351

Financing obligation	16,483	19,102
Deferred income taxes	31,316	44,963
Other liabilities	10,842	9,790
TOTAL LIABILITIES	132,575	155,206

SHAREHOLDERS' EQUITY
Common stock, no par value	492,339	479,116
Treasury stock, at cost	(124,856)	(46,984)
Retained earnings	405,505	354,866
Accumulated other comprehensive (loss) income	(1,097)	2,244
TOTAL SHAREHOLDERS' EQUITY	$771,891	$789,242

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$904,466	$944,448

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	October 3, 2015	September 27, 2014	October 3, 2015	September 27, 2014
Net cash provided by (used in) operating activities	39,529	(1,781)	87,875	82,460
Net cash used in investing activities, continuing operations	(3,190)	(7,302)	(94,109)	(15,974)
Net cash used in financing activities, continuing operations	(14,622)	(369)	(84,459)	(164)
Effect of exchange rate changes on cash and cash equivalents	972	(76)	1,326	(129)
Changes in cash and cash equivalents	22,689	(9,528)	(89,367)	66,193
Cash and cash equivalents, beginning of period	475,925	597,509	587,981	521,788
Cash and cash equivalents, end of period	$498,614	$587,981	$498,614	$587,981

Short-term investments	—	9,105	—	9,105
Total cash, cash equivalents and short-term investments	$498,614	$597,086	$498,614	$597,086